Plexus Reports Record Revenue of $2.7 Billion and 12% Annual Growth for Fiscal 2015

•	Fiscal fourth quarter revenue of $669 million

•	Diluted quarterly EPS of $0.70

•	Initiates fiscal first quarter 2016 revenue guidance of $600 - $625 million with diluted EPS of $0.41 to $0.48

NEENAH, WI – October 28, 2015 - Plexus (NASDAQ: PLXS) today announced financial results for its fiscal fourth quarter ended October 3, 2015.

	Three Months Ended
	Oct. 3, 2015	Oct. 3, 2015	Jan. 2, 2016
	Q4F15 Results	Q4F15 Guidance	Q1F16 Guidance
Summary GAAP Items
Revenue (in millions)	$669	$650 to $680	$600 to $625
Operating margin	4.3%	4.2% to 4.5%	3.3% to 3.6%
Diluted EPS*	$0.70	$0.64 to $0.72	$0.41 to $0.48

Summary Non-GAAP Items
Return on invested capital (“ROIC”)	14.0%
Economic Return	3.0%

*Includes stock-based compensation expense of $0.08, $0.10 forecasted and $0.10 forecasted per share for Q4F15 Results, Q4F15 Guidance and Q1F16 Guidance, respectively.

Additional Fiscal Fourth Quarter 2015 Information

•	Won 34 programs during the quarter representing approximately $167 million in annualized revenue when fully ramped into production

•	Trailing four quarter wins total approximately $713 million in annualized revenue

•	Purchased $7.5 million of our shares at an average price of $38.25 per share

Fiscal Year 2015 Information

•	Revenue: $2.7 billion, up 12% from prior year

•	Diluted EPS: $2.74, including $0.39 per share of stock-based compensation expense

•	ROIC: 14.0%, 300 basis points above our weighted average cost of capital

•	Purchased $30 million of our shares at an average price of $40.26 per share

Dean Foate, Chairman, President and CEO, commented, “Fiscal fourth quarter revenue and EPS results were consistent with our guidance. Revenues were $669 million, relatively flat from the prior quarter and the comparable quarter last year, as softness in certain end-markets unfolded as anticipated. Overall, I am pleased with our performance for fiscal 2015. We delivered record revenue of $2.7 billion, achieving our enduring growth goal of 12%. Our economic return, while short of our goal, was solidly in value creation territory at 3% for the fiscal year."

Mr. Foate continued, “Looking forward to fiscal 2016, while our visibility is limited, we anticipate a challenging start to the year due to market sector weakness, particularly in Networking/Communications and Industrial/Commercial, in the first half of the year. We are guiding fiscal first quarter 2016 revenue of $600 to $625 million with diluted EPS in the range of $0.41 to $0.48.”

Patrick Jermain, Senior Vice President and CFO, commented, “The lower level of revenue in the first half of fiscal 2016 is creating a misaligned cost structure. We are determining the appropriate cost reduction and control actions to mitigate our near-term margin challenges and are assessing our global capacity levels against our longer-term strategic value propositions in order to take prompt action to address the situation.”

Quarterly Comparison	Three Months Ended			Twelve Months Ended
	Oct. 3, 2015	July 4, 2015	Sept. 27, 2014	Oct. 3, 2015	Sept. 27, 2014
	Q4F15	Q3F15	Q4F14	F15**	F14**
(in thousands, except EPS)

Revenue	$668,730	$669,585	$666,223	$2,654,290	$2,378,249
Gross profit	$59,272	$59,087	$62,639	$239,550	$225,569
Operating profit	$28,571	$28,631	$31,648	$115,436	$100,607
Net income	$23,865	$23,794	$26,450	$94,332	$87,213
Diluted EPS	$0.70	$0.69	$0.77	$2.74	$2.52
Adjusted net income*	$23,514	$23,794	$26,761	$95,672	$94,619
Adjusted diluted EPS*	$0.69	$0.69	$0.77	$2.78	$2.73

Gross margin	8.9%	8.8%	9.4%	9.0%	9.5%
Operating margin	4.3%	4.3%	4.8%	4.3%	4.2%
Adjusted operating margin*	4.3%	4.3%	4.8%	4.4%	4.7%
ROIC*	14.0%	14.1%	15.2%	14.0%	15.2%
Economic Return*	3.0%	3.1%	4.2%	3.0%	4.2%
*Refer to Non-GAAP Supplemental Information Tables 1 and 2 for a reconciliation to GAAP measures
**Fiscal year 2015 contained 53 weeks and fiscal year 2014 contained 52 weeks.

Plexus provides non-GAAP supplemental information, such as ROIC, Economic Return, and free cash flow, because such measures are used for internal management goals and decision making, and because they provide additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted net income and adjusted operating margin, to provide a better understanding of core performance for purposes of period-to-period comparisons. For a full reconciliation of non-GAAP measures to comparable GAAP measures, please refer to the attached non-GAAP supplemental data.

Market Sector Breakout
Plexus reports revenue based on the market sector breakout set forth in the table below, which reflects the Company’s global market sector focused business development strategy. The Company measures operational performance and allocates resources on a geographic segment basis. Please refer to the attached supplemental information for a breakout of revenue by reportable geographic segments.

Market Sector ($ in millions)	Three Months Ended						Twelve Months Ended
	Oct. 3, 2015 Q4F15		July 4, 2015 Q3F15		Sept. 27, 2014 Q4F14		Oct. 3, 2015 F15*		Sept. 27, 2014 F14*
Networking/Communications	$179	27%	$222	33%	$234	35%	$845	32%	$763	32%
Healthcare/Life Sciences	183	27%	180	27%	189	28%	750	28%	697	29%
Industrial/Commercial	201	30%	176	26%	150	23%	685	26%	583	25%
Defense/Security/Aerospace	106	16%	92	14%	93	14%	374	14%	335	14%
Total Revenue	$669		$670		$666		$2,654		$2,378
*Fiscal year 2015 contained 53 weeks and fiscal year 2014 contained 52 weeks.

Fiscal Fourth Quarter 2015 Supplemental Information
Fiscal fourth quarter cash cycle was 66 days. The Company delivered $21.0 million in cash flow provided by operations and used $8.2 million for capital investments during the quarter, resulting in positive free cash flow of $12.8 million. The Company defines free cash flow as cash flow provided by (or used in) operations less capital expenditures. Top 10 customers comprised 55% of revenue during the quarter, down two percentage points from the prior quarter.

Cash Conversion Cycle	Three Months Ended
	Oct. 3, 2015 Q4F15	July 4, 2015 Q3F15	Sept. 27, 2014 Q4F14
Days in Accounts Receivable	53	48	44
Days in Inventory	85	88	80
Days in Accounts Payable	(60)	(62)	(60)
Days in Cash Deposits	(12)	(12)	(8)
Annualized Cash Cycle*	66	62	56
*We calculate cash cycle as the sum of days in accounts receivable and days in inventory, less days in accounts payable and days in cash deposits.

Fiscal 2015 Supplemental Information
The Company delivered $76.6 million in cash flow provided by operations and used $35.1 million for capital investments during fiscal 2015, resulting in positive free cash flow of $41.5 million. Top 10 customers comprised 56% of revenue during fiscal 2015, up one percentage point from 2014.
ROIC for fiscal 2015 and its fiscal fourth quarter was 14.0%. The Company defines ROIC as tax-effected annualized operating profit, before special items, divided by average invested capital over a five-quarter period for the fourth quarter and a four-quarter period for the third quarter. Invested capital is defined as equity plus debt, less cash and cash equivalents. The Company’s weighted average cost of capital for fiscal 2015 was 11.0%.

Conference Call and Webcast Information:

What:	Plexus Fiscal Fourth Quarter 2015 Earnings Conference Call and Webcast
When:	Thursday, October 29 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of Plexus’ website, www.plexus.com or directly at: http://edge.media-server.com/m/p/7zi255ie/lan/en

Conference call at +1.888.771.4371 with passcode: 40738400.

Replay:	The webcast will be archived on the Plexus website and available via telephone replay at +1.888.843.7419 or +1.630.652.3042 with passcode: 40738400

Investor and Media Contact
Susan Hanson
+1.920.751.5491
susan.hanson@plexus.com

About Plexus – The Product Realization Company
Plexus (www.plexus.com) delivers optimized Product Realization solutions through a unique Product Realization Value Stream service model. This customer-focused services model seamlessly integrates innovative product conceptualization, design, commercialization, manufacturing, fulfillment and sustaining services to deliver comprehensive end-to-end solutions for customers in the America, European and Asia-Pacific regions.

Plexus is the industry leader in servicing mid-to-low volume, higher complexity customer programs characterized by unique flexibility, technology, quality and regulatory requirements. Award-winning customer service is provided to over 140 branded product companies in the Networking/Communications, Healthcare/Life Sciences, Industrial/Commercial and Defense/Security/Aerospace market sectors.

Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to: the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the risks of concentration of work for certain customers; the effect of start-up costs of new programs and facilities; possible unexpected costs and operating disruption in transitioning programs; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; the adequacy of restructuring and similar charges as compared to actual expenses; our ability to manage successfully a complex business model characterized by high customer and product mix, low volumes and demanding quality, regulatory, and other requirements; increasing regulatory and compliance requirements; the potential effects of regional results on our taxes and ability to use deferred tax assets; risks related to information technology systems and data security; the effects of shortages and delays in obtaining components as a result of economic cycles or natural disasters; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products;  raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the potential effect of world or local events or other events outside our control (such as changes in energy prices, terrorism and weather events); the impact of increased competition; and other risks detailed in our Securities and Exchange Commission filings (particularly in "Risk Factors" in our fiscal 2014 Form 10-K).

PLEXUS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	Oct. 3,	Sept. 27,	Oct. 3,	Sept. 27,
	2015	2014	2015*	2014*
Net sales	$668,730	$666,223	$2,654,290	$2,378,249
Cost of sales	609,458	603,584	2,414,740	2,152,680

Gross profit	59,272	62,639	239,550	225,569

Operating expenses:
Selling and administrative expenses	30,701	30,576	122,423	113,682
Restructuring and impairment charges	—	415	1,691	11,280
Operating profit	28,571	31,648	115,436	100,607

Other income (expense):
Interest expense	(3,524)	(3,344)	(13,964)	(12,295)
Interest income	947	842	3,499	2,934
Miscellaneous	775	(103)	1,324	2,079

Income before income taxes	26,769	29,043	106,295	93,325

Income tax expense	2,904	2,593	11,963	6,112

Net income	$23,865	$26,450	$94,332	$87,213

Earnings per share:
Basic	$0.71	$0.78	$2.81	$2.58
Diluted	$0.70	$0.77	$2.74	$2.52

Weighted average shares outstanding:
Basic	33,597	33,713	33,618	33,785
Diluted	34,248	34,570	34,379	34,655
*Fiscal year 2015 contained 53 weeks and fiscal year 2014 contained 52 weeks.

PLEXUS
NON-GAAP SUPPLEMENTAL INFORMATION TABLE 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	Oct. 3,	July 4,	Sept. 27,	Oct. 3,	Sept. 27,
	2015	2015	2014	2015**	2014**
Operating profit, as reported	$28,571	$28,631	$31,648	$115,436	$100,607
Operating margin, as reported	4.3%	4.3%	4.8%	4.3%	4.2%

Non-GAAP adjustments:
Restructuring costs*	—	—	415	1,691	11,280

Operating profit, as adjusted	$28,571	$28,631	$32,063	$117,127	$111,887
Operating margin, as adjusted	4.3%	4.3%	4.8%	4.4%	4.7%

Net income, as reported	$23,865	$23,794	$26,450	$94,332	$87,213

Non-GAAP adjustments:
Discrete tax benefit, net	(351)	—	(104)	(351)	(3,874)
Restructuring costs*	—	—	415	1,691	11,280

Net income, as adjusted	$23,514	$23,794	$26,761	$95,672	$94,619

Diluted earnings per share, as reported	$0.70	$0.69	$0.77	$2.74	$2.52

Non-GAAP adjustments:
Discrete tax benefit, net	(0.01)	—	(0.01)	(0.01)	(0.11)
Restructuring costs	—	—	0.01	0.05	0.32

Diluted earnings per share, as adjusted	$0.69	$0.69	$0.77	$2.78	$2.73

*Summary of restructuring costs
Severance costs	$—	$—	$—	$144	$3,180
Fixed asset impairment	—	—	—	—	3,160
Other exit costs	—	—	415	1,547	4,940
Total restructuring costs	$—	$—	$415	$1,691	$11,280
**Fiscal year 2015 contained 53 weeks and fiscal year 2014 contained 52 weeks.

PLEXUS
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Twelve Months Ended		Nine Months Ended		Twelve Months Ended
	Oct. 3,		July 4,		Sept. 27,
	2015*		2015		2014*
Operating profit		$115,436		$86,865		$100,607
Restructuring and impairment charges		$1,691		$1,691		$11,280
Adjusted operating profit		$117,127		$88,556		$111,887
			÷	3

			x	4
Annualized operating profit		117,127		118,076		111,887
Tax rate	x	11%	x	11%	x	9%
Tax impact		12,884		12,988		10,070
Operating profit (tax effected)		104,243		105,088		101,817

Average invested capital		$745,611		$745,030		$669,659

ROIC		14.0%		14.1%		15.2%
Weighted average cost of capital		11.0%		11.0%		11.0%
Economic return		3.0%		3.1%		4.2%

*Fiscal year 2015 contained 53 weeks and fiscal year 2014 contained 52 weeks.

	Three Months Ended
Average Invested Capital	Oct. 3,	July 4,	April 4,	Jan. 3,	Sept. 27,
Calculations	2015	2015	2015	2015	2014
Equity	$842,272	$835,063	$808,468	$792,298	$781,133
Plus:
Debt - current	3,513	4,281	4,774	4,793	4,368
Debt – non-current	259,257	259,284	260,025	260,990	262,046
Less:
Cash and cash equivalents	(357,106)	(354,830)	(356,296)	(239,685)	(346,591)
	$747,936	$743,798	$716,971	$818,396	$700,956

Free Cash Flow Calculation
The Company defines free cash flow as cash flow provided by (or used in) operations less capital expenditures. For the three months ended October 3, 2015, cash flow provided by operations was $21.0 million less capital expenditures of $8.2 million, resulting in free cash flow of $12.8 million. For the twelve months ended October 3, 2015, cash flow provided by operations was $76.6 million less capital expenditures of $35.1 million, resulting in free cash flow of $41.5 million.

PLEXUS
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	Oct. 3,	Sept. 27,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$357,106	$346,591
Accounts receivable	384,680	324,072
Inventories	569,371	525,970
Deferred income taxes	10,686	6,449
Prepaid expenses and other	22,882	27,757

Total current assets	1,344,725	1,230,839

Property, plant and equipment, net	317,351	334,926
Deferred income taxes	3,635	3,675
Other	36,677	39,586

Total assets	$1,702,388	$1,609,026

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$3,513	$4,368
Accounts payable	400,710	396,363
Customer deposits	81,359	56,155
Deferred income taxes	—	647
Accrued liabilities:
Salaries and wages	49,270	52,043
Other	44,446	37,739

Total current liabilities	579,298	547,315

Long-term debt and capital lease obligations, net of current portion	259,257	262,046
Deferred income taxes	9,664	5,191
Other liabilities	11,897	13,341

Total non-current liabilities	280,818	280,578

Shareholders’ equity:
Common stock, $.01 par value, 200,000 shares authorized,
50,554 and 49,962 shares issued, respectively,
and 33,500 and 33,653 shares outstanding, respectively	506	500
Additional paid-in-capital	497,488	475,634
Common stock held in treasury, at cost, 17,054 and 16,309, respectively	(509,968)	(479,968)
Retained earnings	860,717	766,385

Accumulated other comprehensive (loss) income		(6,471)		18,582

Total shareholders’ equity		842,272		781,133

Total liabilities and shareholders’ equity		$1,702,388		$1,609,026

PLEXUS
REVENUE BY REPORTABLE GEOGRAPHIC SEGMENTS
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	Oct. 3,	Sept. 27,	Oct. 3,	Sept. 27,
	2015	2014	2015*	2014*
Americas	$359,142	$369,401	$1,389,017	$1,238,225
Asia-Pacific	319,472	301,145	1,285,905	1,132,503
Europe, Middle East, and Africa	42,556	29,276	140,292	115,893
Elimination of inter-segment sales	(52,440)	(33,599)	(160,924)	(108,372)
Total Revenue	$668,730	$666,223	$2,654,290	$2,378,249

*Fiscal year 2015 contained 53 weeks and fiscal year 2014 contained 52 weeks.